     As filed with the Securities and Exchange Commission on October 24, 2003

     Registration No. 333-109010

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

AMENDMENT No. 1 TO
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

BRANDYWINE REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	23-2413352
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 Plymouth Road
Plymouth Meeting, Pennsylvania 19462
(610) 325-5600
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Gerard H. Sweeney
President and Chief Executive Officer
401 Plymouth Road
Plymouth Meeting, Pennsylvania 19462
(610) 325-5600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Michael H. Friedman, Esquire
Pepper Hamilton LLP
3000 Two Logan Square
Philadelphia, Pennsylvania 19103-2799
(215) 981-4000

_______________

     Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this Registration Statement and from time to time as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.

     This Registration Statement includes two Prospectuses: one Prospectus for the resale of up to 4,875,000 Common Shares of Beneficial Interest issuable upon conversion of 8.75% Series B Senior Convertible Preferred Shares of Beneficial Interest and upon exercise of Warrants by the holder of the Series B Senior Convertible Preferred Shares, and another Prospectus for the resale of up to 3,679,245 Common Shares of Beneficial Interest that may be issued upon redemption of units of limited partnership interest of Brandywine Operating Partnership, L.P. by the holder of the units.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus dated October 24, 2003
Subject to Completion

BRANDYWINE REALTY TRUST

4,875,000 Common Shares of Beneficial Interest

     The person identified in this Prospectus, whom we refer to as the “Selling Shareholder,” may use this Prospectus to offer and sell up to 4,875,000 of our Common Shares of beneficial interest from time to time. We are registering these Common Shares for offer and sale as required under the terms of a registration rights agreement between the Selling Shareholder and us. Our registration of the offered Common Shares does not mean that the Selling Shareholder will offer or sell any of the Common Shares. We will receive no proceeds of any sales of the offered Common Shares by the Selling Shareholder, but we will incur expenses in connection with the offering.

     The Selling Shareholder may sell the offered Common Shares in public or private transactions, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices. The Selling Shareholder may sell the offered Common Shares directly or through agents or broker-dealers acting as principal or agent, or in a distribution by underwriters.

     Our Common Shares are listed on the New York Stock Exchange under the trading symbol “BDN.”

     To assist us in qualifying as a real estate investment trust for federal income tax purposes, our Declaration of Trust provides that, without an exemption, no shareholder or group of affiliated shareholders may own more than 9.8% in value of our outstanding Common Shares.

     Investing in the offered Common Shares involves risks. You should carefully read the risk factors described in this Prospectus and in our Annual Report on Form 10-K filed on March 27, 2003, which is incorporated by reference in this Prospectus.

_________________

     You should read this Prospectus, the documents that are incorporated by reference in this Prospectus and any Prospectus supplement carefully before you decide to invest. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of this document.

________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus.
Any representation to the contrary is a criminal offense.

The date of this Prospectus is [                    ], 2003.

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ABOUT THIS PROSPECTUS

     This Prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act of 1933. This Prospectus and any accompanying Prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, filed with the SEC. Statements contained in this Prospectus and any accompanying Prospectus supplement about the contents of any document are not necessarily complete. If SEC rules require that a document be filed as an exhibit to the registration statement, please see such document for a complete description of these matters. You should not assume that the information in this Prospectus or any Prospectus supplement is accurate as of any date other than the date on the front of each document.

     This Prospectus provides you with a general description of the offered Common Shares. Each time the Selling Shareholder sells any of the offered Common Shares to you, the Selling Shareholder will provide you with this Prospectus and a Prospectus supplement, if applicable, that will contain specific information about the terms of the offering. The Prospectus supplement also may add, update or change any information contained in this Prospectus. You should read both this Prospectus and any Prospectus supplement together with additional information described under the heading “Where You Can Find More Information” below.

     The registration statement of which this Prospectus is a part includes an additional Prospectus and serves to register an additional 3,679,245 of our Common Shares. The person identified as the selling shareholder in the additional Prospectus may use the additional Prospectus to offer and sell up to all of such additional Common Shares from time to time.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the SEC. You may read and copy materials that we have filed with the SEC, including the registration statement, at the following locations:

Public Reference Room 450 Fifth Street, N.W. Room 1024 Washington, D.C. 20549	New York Regional Office 233 Broadway New York, NY 10279	Chicago Regional Office Citicorp Center 500 West Madison Street Suite 1400 Chicago, IL 60661-2511

     You may obtain information on the operation of the SEC’s Public Reference Rooms by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, including Brandywine Realty Trust, that file electronically with the SEC. The address of that site is http://www.sec.gov. Further, you may inspect reports, proxy statements and other information concerning Brandywine Realty Trust at the offices of the New York Stock Exchange, which are located at 20 Broad Street, New York, New York 10005.

     The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Prospectus, and information we file later with the SEC will be deemed to automatically update and supersede this information. We incorporate by reference the documents listed below, which we have previously filed with the SEC and which are considered part of this Prospectus, and any future filings made with the SEC prior to the termination of this offering under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. We also incorporate by reference any filings made under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement and prior to effectiveness of the registration statement. These filings contain important information about us.

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Report Filed	Date of Filing

File No. 1-9106:
Annual Report on Form 10-K for the year ended December 31, 2002	Filed on March 27, 2003
Annual Report on Form 10-K/A-1 for the year ended December 31, 2002	Filed on October 14, 2003
Quarterly Report on Form 10-Q for the quarter ended March 31, 2003	Filed on May 14, 2003
Quarterly Report on Form 10-Q for the quarter ended June 30, 2003	Filed on August 13, 2003
Current Report on Form 8-K	Filed on February 28, 2003
Current Report on Form 8-K	Filed on April 25, 2003
Current Report on Form 8-K	Filed on June 12, 2003
Current Report on Form 8-K	Filed on June 13, 2003
Current Report on Form 8-K	Filed on June 25, 2003
Current Report on Form 8-K	Filed on July 25, 2003
Current Report on Form 8-K	Filed on September 18, 2003
Current Report on Form 8-K	Filed on October 14, 2003
Current Report on Form 8-K	Filed on October 15, 2003
Current Report on Form 8-K	Filed on October 24, 2003
Form 8-A	Filed October 14, 1997

     You can obtain copies of any of the documents incorporated by reference in this document from us or through the SEC or the SEC’s web site described above. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this Prospectus. You may obtain documents incorporated by reference in this document by writing us at the following address or calling us at the telephone number listed below:

BRANDYWINE REALTY TRUST 401 Plymouth Road Plymouth Meeting, PA 19462 Attention: General Counsel Telephone: (610) 325-5600

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FORWARD-LOOKING STATEMENTS

     Some of the information included or incorporated by reference in this Prospectus contains forward-looking statements, including statements that are not historical or factual. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and we are including this paragraph for purposes of complying with these safe harbor provisions. The forward-looking statements include statements regarding our intent, belief or expectations. You can identify these statements by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “should” and other comparable terms. In addition, we, through our senior management, from time to time make forward-looking oral and written public statements concerning our expected future operations and other developments.

     Although forward-looking statements reflect our good faith beliefs and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Actual results may differ materially from the expectations contained in the forward-looking statements as a result of various factors. Such factors include, but are not limited to, the risks identified under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2002.

RISK FACTORS

     You should carefully consider the “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 before deciding to invest in our Common Shares.

INFORMATION ABOUT US AND THE SELLING SHAREHOLDER

General

     We, Brandywine Realty Trust, were formed in 1986 as a Maryland real estate investment trust, or REIT. We are self-administered and self-managed and engage in acquiring, developing, redeveloping, leasing and managing office and industrial properties located predominantly in the Mid-Atlantic region. We operate in a manner intended to qualify as a REIT under the Internal Revenue Code.

     At June 30, 2003, we owned a portfolio of 207 office properties, 25 industrial facilities and one mixed-use property that contained an aggregate of approximately 16.0 million net rentable square feet. At June 30, 2003, we also owned approximately 425 acres of undeveloped land. In addition, at June 30, 2003, we held economic interests in 10 real estate ventures formed with third parties to develop commercial properties. We own all of our assets through our interest in Brandywine Operating Partnership, L.P.

     Our executive offices are located at 401 Plymouth Road, Plymouth Meeting, Pennsylvania 19462 and our telephone number is (610) 325-5600. We have an internet web address at http://www.brandywinerealty.com. Information included or referred to on our website is not a part of this prospectus.

Selling Shareholder

     In 1999, we sold to Five Arrows Realty Securities III L.L.C. (“Five Arrows” or the “Selling Shareholder”) 4,375,000 Series B Preferred Shares. As part of that transaction, we also issued Five Arrows warrants exercisable on or before April 19, 2006 for up to 500,000 Common Shares at an exercise price of $24.00 per share (the “Warrants”). Each Series B Preferred Share is subject to conversion into one Common Share. Under certain circumstances, the exercise price of the Warrants and the conversion ratio of the Series B Preferred Shares may be adjusted.

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     We issued the Series B Preferred Shares and Warrants in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) of such statute. In the transaction, we agreed to file a registration statement with the SEC covering the resale of the Common Shares issuable to the Selling Shareholder upon the conversion of the Series B Preferred Shares or its exercise of the Warrants, and to indemnify the Selling Shareholder against claims made against it arising out of, among other things, statements made in the registration statement. Accordingly, we are registering, and this Prospectus relates to, the offer and sale by the Selling Shareholder of the Common Shares to be received by the Selling Shareholder upon the conversion, in whole or in part, of the Series B Preferred Shares and exercise, in whole or in part, of the Warrants. The registration of these securities does not necessarily mean that any of these securities will be offered or sold by the Selling Shareholder. We have agreed to pay all expenses of this registration.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of the Common Shares covered by this Prospectus. All of the net proceeds from the sale of the Common Shares will go to the Selling Shareholder.

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DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

     The following paragraphs summarize provisions of our shares of beneficial interest. This is a summary, and does not completely describe our shares of beneficial interest. For a complete description, we refer you to our Declaration of Trust and Bylaws.

General

     Our Declaration of Trust provides that we are authorized to issue up to 110,000,000 shares of beneficial interest, referred to in this Prospectus as Shares, consisting of 100,000,000 Common Shares and 10,000,000 Preferred Shares, par value $.01 per share. Of the Preferred Shares, 750,000 have been designated as 7.25% Series A Cumulative Convertible Preferred Shares and are referred to in this Prospectus as the Series A Preferred Shares. An additional 4,375,000 Preferred Shares have been designated as 8.75% Series B Senior Cumulative Convertible Preferred Shares and are referred to in this Prospectus as the Series B Preferred Shares. Our Declaration of Trust may generally be amended by our Board of Trustees, without shareholder approval, to increase or decrease the aggregate number of authorized Shares of any class except for the Series A Preferred Shares and Series B Preferred Shares. The authorized Common Shares and undesignated Preferred Shares are generally available for future issuance without further action by our shareholders, unless such action is required by applicable law, the rules of any stock exchange or automated quotation system on which our securities may be listed or traded or pursuant to the preferential rights of the Series A Preferred Shares or Series B Preferred Shares. Holders of Series A Preferred Shares and Series B Preferred Shares have the right to approve certain additional issuances of Preferred Shares, such as shares that would rank senior to the Series A or Series B Preferred Shares as to dividends or liquidation preference.

     Both Maryland statutory law governing real estate investment trusts organized under Maryland law (the “Maryland REIT Law”) and our Declaration of Trust provide that none of our shareholders will be personally liable, by reason of status as a shareholder, for any of our obligations. Our Bylaws further provide that we will indemnify any shareholder or former shareholder against any claim or liability to which such shareholder may become subject by reason of being or having been a shareholder, and that we shall reimburse each shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which he has been made a party by reason of status as such for all reasonable expenses incurred by him in connection with any such claim or liability.

     Our Declaration of Trust provides that, subject to the provisions of any class or series of Preferred Shares then outstanding and to the mandatory provisions of applicable law, our shareholders are entitled to vote only on the following matters: (i) election or removal of trustees; (ii) amendment of the Declaration of Trust (other than an amendment to increase or decrease the aggregate number of authorized Shares of any class); (iii) a determination by the Trust to invest in commodities contracts (other than interest rate futures intended to hedge us against interest rate risk), engage in securities trading (as compared to investment) activities or hold properties primarily for sale to customers in the ordinary course of business; and (iv) our merger with another entity. Except with respect to these matters, no action taken by our shareholders at any meeting shall in any way bind our Board of Trustees.

Transfer Agent and Registrar

     The transfer agent and registrar for the Common Shares is currently EquiServe.

Shares

   Common Shares of Beneficial Interest

     Each outstanding Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. There is no cumulative voting in the election of trustees. Subject to (i) the preferential rights of the Series A Preferred Shares and Series B Preferred Shares and (ii) such preferential rights as may be granted by our Board of Trustees in future issuances of additional series of Preferred Shares, holders of Common Shares are entitled to such distributions as may be authorized and declared from time to time by our Board of Trustees out of funds legally available therefor.

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     Holders of Common Shares have no conversion, exchange or redemption rights or preemptive rights to subscribe to any of our securities. All outstanding Common Shares are fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of our affairs, subject to (i) the preferential rights of the Series A Preferred Shares and Series B Preferred Shares and (ii) such preferential rights as may be granted by our Board of Trustees in connection with the future issuances of additional series of Preferred Shares, holders of Common Shares will be entitled to share ratably in any of our assets remaining after provision for payment of liabilities to creditors. All Common Shares have equal dividend, distribution, liquidation and other rights.

   Preferred Shares of Beneficial Interest

   The Preferred Shares authorized by our Declaration of Trust may be issued from time to time in one or more series. Prior to the issuance of Preferred Shares of each such series, our Board of Trustees is required by the Maryland REIT Law and our Declaration of Trust to set for each series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption, as are permitted by the Maryland REIT Law. These rights, powers, restrictions and limitations could include the right to receive specified distributions and payments on liquidation prior to any such payments being made to the holders of Common Shares. Under certain circumstances, the issuance of Preferred Shares could have the effect of delaying, deferring or preventing a change of control of the Company and may adversely affect the voting and other rights of the holders of Common Shares. See “Provisions of Maryland Law and of our Declaration of Trust and Bylaws – Control Share Acquisitions.”

     Classification or Reclassification of Preferred Shares

     Our Declaration of Trust authorizes the trustees to classify or reclassify, in one or more series, any unissued Preferred Shares by setting or changing the number of Preferred Shares constituting such series and the designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of such Preferred Shares.

     Series A Preferred Shares. We currently have 750,000 Series A Preferred Shares issued and outstanding. Each Series A Preferred Share has a stated value (the “Stated Value”) of $50.00 and is convertible into Common Shares at the option of the holder at a conversion price (the “Conversion Price”) of $28.00. The Conversion Price will be reduced to $26.50 if the average closing price of the Common Shares during the 60-trading day period ending on December 31, 2003 is $23.00 or lower. At any time that the average market price of the Common Shares is equal to or greater than 120% of the Conversion Price for 60 consecutive trading days, we have the right to redeem all or any part of the outstanding Series A Preferred Shares for an amount in cash equal to the aggregate Stated Value of the Series A Preferred Shares to be redeemed (plus accrued and unpaid distributions) or for a number of Common Shares equal to the aggregate Stated Value of the Series A Preferred Shares to be redeemed divided by the Conversion Price (plus accrued and unpaid distributions). In addition, at any time on or after January 2, 2004, we have the right to redeem all or any part of the outstanding Series A Preferred Shares for an amount in cash equal to the aggregate Stated Value of the Series A Preferred Shares to be redeemed (plus accrued and unpaid distributions) or, in the event that the average closing price of the Common Shares is equal to or greater than 110% of the Conversion Price for 60 consecutive trading days, for a number of Common Shares equal to the aggregate Stated Value of the Series A Preferred Shares to be redeemed divided by the Conversion Price (plus accrued and unpaid distributions). Each Series A Preferred Share accrues distributions, payable in cash and prior to the payment of any distribution on the Common Shares, in an amount equal to the greater of (i) $0.9063 per quarter (equivalent to $3.625 per annum) or (ii) the cash distributions paid or payable for the most recent quarter on the number of Common Shares into which a Series A Preferred Share is convertible. The holders of Series A Preferred Shares have no voting rights except (i) with respect to actions which would have a material and adverse effect on the rights of such holders and (ii) in the event quarterly distributions on the Series A Preferred Shares are in arrears for six or more quarters. In the event the quarterly distributions are so in arrears, the holders of the Series A Preferred Shares have the right, voting together as a single class with any other class of our Preferred Shares ranking on a parity with the Series A Preferred Shares, to elect two additional members to our Board of Trustees. In the event of any liquidation, dissolution or winding-up of our affairs, the holders of the Series A Preferred Shares are entitled to receive from our assets remaining after provision for payment of liabilities to creditors an amount equal to the aggregate Stated Value of the Series A Preferred Shares then outstanding together with any accrued and unpaid distributions thereon prior to the distribution of any such assets to the holders of the Common Shares.

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     Series B Preferred Shares. We currently have 4,375,000 Series B Preferred Shares issued and outstanding. Distributions on the Series B Preferred Shares are cumulative from the date of issuance and are payable quarterly at the greater of (i) $0.525 per share and (ii) the amount of the quarterly distribution payable on the number of Common Shares into which a Series B Preferred Share is convertible. The Series B Preferred Shares rank pari passu as to distributions with the Series A Preferred Shares. We may not pay distributions on the Common Shares, or other shares that rank junior to the Series B Preferred Shares as to distributions, until we have paid distributions on the Series B Preferred Shares. A holder of a Series B Preferred Share may convert the share into one Common Share at a conversion price of $24.00 per Common Share. The liquidation value of each Series B Preferred Share equals $24.00 plus accrued and unpaid distributions. The Series B Preferred Shares rank pari passu upon liquidation with the Series A Preferred Shares. At any time on or after April 19, 2004, we may require the conversion of the Series B Preferred Shares into Common Shares if the Common Shares have traded, during any consecutive 90-day period following such date, at a price in excess of 130% of the conversion price and the Common Shares to be issued are freely transferable and listed on the New York Stock Exchange. We may redeem all of the outstanding Series B Preferred Shares at any time on or after April 19, 2007 for $24 per share plus accrued and unpaid distributions. If we experience a change of control, become closely-held or a pension-held REIT, or fail to qualify as a REIT, other than through action of Five Arrows Realty Securities III L.L.C., Five Arrows may require us to purchase the outstanding Series B Preferred Shares for $24.48 per share plus accrued and unpaid distributions. Under certain circumstances, we may, in lieu of making such payment, revise the conversion ratio so that, based on the then-current market price of the Common Shares, each Series B Preferred Share will thereafter be convertible into that number of Common Shares having an aggregate market value equal to at least $28.80. In certain transactions involving a merger or consolidation as to which holders of Series B Preferred Shares have a separate voting right, holders who do not vote in favor of the transaction may require us to redeem their shares for $24.96 per share plus accrued and unpaid distributions. Five Arrows has the right to vote on all matters as a single class with holders of Common Shares, and as a separate class on certain matters affecting the rights of the Series B Preferred Shares. So long as Five Arrows beneficially owns at least 50% of the outstanding Series B Preferred Shares, Five Arrows may appoint one trustee to our Board of Trustees. If we (i) fail to pay distributions on Common Shares equal to at least $0.32 for two consecutive quarters, (ii) reduce the annual distribution on our Common Shares to below $1.28 per share, (iii) fail to pay timely distributions on the Series B Preferred Shares, (iv) are in material default of our credit facility or (v) fail to maintain a debt service coverage ratio of at least 1.25 or a debt to market capitalization ratio no higher .70, then Five Arrows will have the right to appoint a second trustee to our Board.

Restrictions on Transfer

     For us to qualify as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding Shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Internal Revenue Code to include certain entities such as qualified pension plans) during the last half of a taxable year and Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (or during a proportionate part of a shorter taxable year).

     Because our Board of Trustees believes it is at present important for us to continue to qualify as a REIT, our Declaration of Trust, subject to certain exceptions, contains provisions that restrict the number of Shares that a person may own and that are designed to safeguard us against an inadvertent loss of REIT status. In order to prevent any shareholder from owning Shares in an amount that would cause more than 50% in value of the outstanding Shares to be held by five or fewer individuals, our Board of Trustees, pursuant to authority granted in our Declaration of Trust, has passed a resolution that, subject to certain exceptions, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value of the outstanding Shares. This limitation is referred to in this Prospectus as the Ownership Limit. Our Board of Trustees, subject to limitations, retains the authority to effect additional increases to, or establish exemptions from, the Ownership Limit. Our Board of Trustees, pursuant to authority granted in our Declaration of Trust, has passed resolutions that exempt the initial holders of the Series A Preferred Shares and Series B Preferred Shares and Cohen & Steers Capital Management, Inc. and related persons from the Ownership Limit, on the condition that, and for so long as, such holders comply with certain representations, warranties and agreements intended to ensure that no direct or indirect owner of any of such holders owns more than 9.8% in value of the outstanding Shares.

     In addition, pursuant to our Declaration of Trust, no purported transfer of Shares may be given effect if it would result in ownership of all of the outstanding Shares by fewer than 100 persons (determined without any reference to the rules of attribution) or result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code. These restrictions are referred to in this Prospectus as the Ownership Restrictions. In the event of a purported transfer or other event that would, if effective, result in the ownership of Shares in violation of the Ownership Limit or the Ownership Restrictions, such transfer would be deemed void and such Shares automatically would be exchanged for “Excess Shares” authorized by our Declaration of Trust, according to rules set forth in our Declaration of Trust, to the extent necessary to ensure that the purported transfer or other event does not result in the ownership of Shares in violation of the Ownership Limit or the Ownership Restrictions.

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     Holders of Excess Shares are not entitled to voting rights (except to the extent required by law), dividends or distributions. If, after the purported transfer or other event resulting in an exchange of Shares for Excess Shares and prior to the discovery by us of such exchange, dividends or distributions are paid with respect to Shares that were exchanged for Excess Shares, then such dividends or distributions would be repayable to us upon demand. While outstanding, Excess Shares would be held in trust by us for the benefit of the ultimate transferee of an interest in such trust, as described below. While Excess Shares are held in trust, an interest in that trust may be transferred by the purported transferee or other purported holder with respect to such Excess Shares only to a person whose ownership of the Shares would not violate the Ownership Limit or the Ownership Restrictions, at which time the Excess Shares would be exchanged automatically for Shares of the same type and class as the Shares for which the Excess Shares were originally exchanged. Our Declaration of Trust contains provisions that are designed to ensure that the purported transferee or other purported holder of the Excess Shares may not receive in return for such a transfer an amount that reflects any appreciation in the Shares for which such Excess Shares were exchanged during the period that such Excess Shares were outstanding. Any amount received by a purported transferee or other purported holder in excess of the amount permitted to be received would be required to be turned over to us.

     Our Declaration of Trust also provides that Excess Shares shall be deemed to have been offered for sale to us, or our designee, which shall have the right to accept such offer for a period of 90 days after the later of: (i) the date of the purported transfer or event which resulted in an exchange of Shares for such Excess Shares; and (ii) the date our Board of Trustees determines that a purported transfer or other event resulting in an exchange of Shares for such Excess Shares has occurred if we do not receive notice of any such transfer. The price at which we may purchase such Excess Shares would be equal to the lesser of: (i) in the case of Excess Shares resulting from a purported transfer for value, the price per share in the purported transfer that caused the automatic exchange for such Excess Shares or, in the case of Excess Shares resulting from some other event, the market price of such Shares on the date of the automatic exchange for Excess Shares; or (ii) the market price of such Shares on the date that we accept the Excess Shares. Any dividend or distribution paid to a proposed transferee on Excess Shares prior to the discovery by us that such Shares have been transferred in violation of the provisions of our Declaration of Trust shall be repaid to us upon our demand. If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any Excess Shares may be deemed, at our option, to have acted as our agent and on our behalf in acquiring or holding such Excess Shares and to hold such Excess Shares on our behalf.

     Our trustees may waive the Ownership Restrictions if evidence satisfactory to the trustees and our tax counsel or tax accountants is presented showing that such waiver will not jeopardize our status as a REIT under the Internal Revenue Code. As a condition of such waiver, our trustees may require that an intended transferee give written notice to us, furnish such undertakings, agreements and information as may be required by our trustees and/or an undertaking from the applicant with respect to preserving our status. Any transfer of Shares, or any security convertible into Shares that would create a direct or indirect ownership of Shares in excess of the Ownership Limit or result in the violation of the Ownership Restrictions, will be void with respect to the intended transferee and will result in Excess Shares as described above.

     Neither the Ownership Restrictions nor the Ownership Limit will be removed automatically even if the REIT provisions of the Internal Revenue Code are changed so as no longer to contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as described above, any change in the Ownership Restrictions would require an amendment to our Declaration of the Trust. Amendments to our Declaration of Trust generally require the affirmative vote of holders owning not less than a majority of the outstanding Shares entitled to vote thereon. In addition to preserving our status as a REIT, the Ownership Restrictions and the Ownership Limit may have the effect of precluding an acquisition of control of us without the approval of our Board of Trustees.

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     All persons who own, directly or by virtue of the applicable attribution provisions of the Internal Revenue Code, more than 4.0% of the value of any class of outstanding Shares, must file an affidavit with us containing the information specified in our Declaration of Trust by January 31 of each year. In addition, each shareholder shall upon demand be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of Shares as our trustees deem necessary to comply with the provisions of the Internal Revenue Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     The Ownership Limit could have the effect of delaying, deferring or preventing a transaction or a change in our control that might involve a premium price for the Common Shares or otherwise be in the best interest of our shareholders.

     All certificates representing Shares that are hereafter issued will bear a legend referring to the restrictions and limitations described above.

PROVISIONS OF MARYLAND LAW AND OF
OUR DECLARATION OF TRUST AND BYLAWS

     The following paragraphs summarize provisions of Maryland law, our Declaration of Trust and our Bylaws. These paragraphs are a summary, and do not completely describe Maryland law, our Declaration of Trust or our Bylaws. For a complete description, we refer you to the Maryland statutes applicable to REITs, our Declaration of Trust and our Bylaws.

Duration

     Under our Declaration of Trust, we have a perpetual term of existence and will continue perpetually subject to the authority of our Board of Trustees to terminate our existence and liquidate our assets and subject to termination pursuant to the Maryland REIT Law.

Board of Trustees

     Our Declaration of Trust provides that the number of our trustees shall not be less than three nor more than 15. Any vacancy, including a vacancy created by an increase in the number of trustees, may be filled by a majority of our trustees.

     Our trustees generally will each serve for a one-year term. We have granted to the initial purchaser of Series A Preferred Shares a right to designate an individual for election to the Board. We have also granted to the holders of Series B Preferred Shares a right to elect a trustee as well as the right to elect an additional trustee if we fail to comply with certain agreements. See “Description of Shares of Beneficial Interest – Preferred Shares of Beneficial Interest – Series B Preferred Shares.”

     Our Declaration of Trust generally provides that a trustee may be removed from office only at a meeting of shareholders. However, a trustee elected solely by holders of a series of Preferred Shares may be removed only by the affirmative vote of a majority of the Preferred Shares of that series voting as a single class.

Business Combinations

     Under Maryland law, as applicable to Maryland real estate investment trusts, certain “business combinations” (including certain mergers, consolidations, share exchanges, or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland real estate investment trust and an “interested shareholder” or an affiliate of the interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. An interested shareholder includes a person who beneficially owns, and an affiliate or associate (as defined under Maryland law) of the trust who, at any time during the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the trust’s then outstanding voting shares. Thereafter, any such business combination must be recommended by the trustees of such trust and approved by the affirmative vote of at least:

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•	80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust voting together as a single voting group; and

•	two-thirds of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or by the interested shareholder’s affiliates or associates, voting together as a single voting group.

     These super-majority voting requirements do not apply if the trust’s common shareholders receive a minimum price (as defined under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. These provisions also do not apply to business combinations that are approved or exempted by the Board of Trustees of the trust prior to the time that the interested shareholder becomes an interested shareholder. An amendment to a Maryland REIT’s declaration of trust electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust, voting together as a single voting group, and two-thirds of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest other than shares of beneficial interest held by interested shareholders. Any such amendment shall not be effective until 18 months after the vote of shareholders and does not apply to any business combination of the trust with an interested shareholder that has such status on the date of the shareholder vote. Our Board of Trustees has previously exempted any business combinations involving Safeguard Scientifics, Inc., Pennsylvania State Employees’ Retirement System, LF Strategic Realty Investors L.P., Morgan Stanley Asset Management Inc., Five Arrows Realty Securities III L.L.C. and Gerard H. Sweeney and their respective affiliates and associates from the business combination provisions summarized above and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any of them.

     The business combination statute could have the effect of delaying, deferring or preventing offers to acquire us and of increasing the difficulty of consummating any such transaction.

Control Share Acquisitions

     Under Maryland law, as applicable to Maryland real estate investment trusts, “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter by shareholders, excluding shares owned by the acquiror, by officers or by trustees who are employees of the trust in question. “Control shares” are voting shares of beneficial interest which, if aggregated with all other shares previously acquired by such acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise the voting power in the election of trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

     Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the trust’s board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

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     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

     Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Amendment to the Declaration of Trust

     Our Declaration of Trust may be amended only by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon, except for the provisions of our Declaration of Trust relating to (i) increases or decreases in the aggregate number of Shares of any class (other than the Series A Preferred Shares and Series B Preferred Shares), which may generally be made by our Board of Trustees without shareholder approval and (ii) the Maryland General Corporation Law provisions on business combinations, amendment of which requires the affirmative vote of the holders of not less than 80% of the Shares then outstanding and entitled to vote. In addition, if our Board of Trustees determines, with the advice of counsel, that any one or more of the provisions of our Declaration of Trust conflict with the Maryland REIT Law, the Internal Revenue Code or other applicable Federal or state law(s), the conflicting provisions of our Declaration of Trust shall be deemed never to have constituted a part of our Declaration of Trust, even without any amendment thereof.

Termination of the Company and REIT Status

     Subject to the rights of any outstanding Preferred Shares and to the provisions of the Maryland REIT Law, our Declaration of Trust permits our Board of Trustees to terminate our existence and to discontinue our election to be taxed as a REIT.

     Transactions Between the Company and its Trustee or Officers

     Our Declaration of Trust provides that any contract or transaction between us and one or more of our trustees, officers, employees or agents must be approved by a majority of our trustees who have no interest in the contract or transaction.

Limitation of Liability and Indemnification

     The Maryland REIT Law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages. However, a Maryland real estate investment trust may not eliminate liability resulting from actual receipt of an improper benefit or profit in money, property or services. Also, liability resulting from active and deliberate dishonesty may not be eliminated if a final judgment establishes that the dishonesty is material to the cause of action. Our Declaration of Trust contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

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     Our Bylaws require us to indemnify, without requiring a preliminary determination of the ultimate entitlement to indemnification, (a) any present or former trustee, officer or shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding; (b) any present or former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful; and (c) each shareholder or former shareholder against any claim or liability to which he may be subject by reason of such status as a shareholder or former shareholder. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that the act or omission was material to the matter and was committed in bad faith, the result of active and deliberate dishonesty or a personal benefit was improperly received, or, if in a criminal proceeding, there was reasonable cause to believe the act or omission was unlawful. In addition, our Bylaws require us to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee, officer or shareholder made a party to a proceeding by reason of his status as a trustee, officer or shareholder provided that, in the case of a trustee or officer, we shall have received (i) a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for our indemnification as authorized by the Bylaws and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the applicable standard of conduct was not met. Our Bylaws also (i) permit us, with the approval of our trustees, to provide indemnification and payment or reimbursement of expenses to a present or former trustee, officer or shareholder who served our predecessor in such capacity, and to any of our employees or agents or our predecessors, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted by our Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the Maryland General Corporation Law for directors of Maryland corporations and (iii) permit us to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the Maryland General Corporation Law for directors of Maryland corporations.

     The limited partnership agreement of the Operating Partnership also provides for indemnification by the Operating Partnership of us, as general partner, and our trustees and officers for any costs, expenses or liabilities incurred by us or them by reason of any act performed by us or them for or on behalf of the Operating Partnership or us; provided that such person’s actions were taken in good faith and in the belief that such conduct was in the best interests of the Operating Partnership and that such person was not guilty of fraud, willful misconduct or gross negligence.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our trustees and officers pursuant to the foregoing provisions or otherwise, we have been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Declaration of Trust and Bylaws contain provisions to indemnify our trustees and officers against liability incurred by them as a result of their services as trustees and officers. We have been informed that in the opinion of the Securities and Exchange Commission, our indemnification of our trustees, officers or controlling persons for liabilities arising under the Securities Act of 1933, as amended, is against public policy as expressed in the Securities Act, and therefore is unenforceable.

SELLING SHAREHOLDER

Common Shares

     We are registering 4,875,000 Common Shares for resale by the Selling Shareholder if and to the extent the Selling Shareholder elects to convert all or a portion of its Series B Preferred Shares into Common Shares or to exercise all or a portion of its Warrants to acquire Common Shares. Following any issuance upon such conversion or exercise, the Selling Shareholder may resell the Common Shares covered by this Prospectus as provided under the section entitled “Plan of Distribution” and in any applicable Prospectus supplement.

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     The following table provides the name of, and the number of Common Shares beneficially owned by, the Selling Shareholder as of October 1, 2003. Since the Selling Shareholder may sell all, some or none of its Common Shares, no estimate can be made of the aggregate number of Common Shares that are to be offered and sold hereunder or that will be owned by the Selling Shareholder upon completion of the offering to which this Prospectus relates.

Name	Number of Common Shares Beneficially Owned Prior to Offering		Number of Common Shares Offered Hereby	Number of Common Shares Beneficially Owned After the Offering	Percentage of Common Shares Beneficially Owned After the Offering

Five Arrows Realty Securities III L.L.C.(1)	4,875,000	(2)	4,875,000	0	0%

____________________

(1)	The address of Five Arrows Realty Securities III L.L.C. is 1251 Avenue of the Americas, 44th Floor, New York, New York 10020.

(2)	Assumes that all of the Series B Preferred Shares are converted into Common Shares, and includes 500,000 Common Shares issuable upon exercise of Warrants.

PLAN OF DISTRIBUTION

     This Prospectus relates to the offer and sale from time to time of up to 4,375,000 Common Shares that may be issued to the Selling Shareholder upon conversion of Series B Preferred Shares, and up to 500,000 Common Shares that may be issued to the Selling Shareholder upon exercise of Warrants. We are registering the offer and sale of the Common Shares by the Selling Shareholder, but the registration of these Common Shares does not necessarily mean that any or all of such Common Shares will be offered or sold by the Selling Shareholder.

     We will not receive any proceeds from the sale of the Common Shares by the Selling Shareholder. “Selling Shareholder” includes affiliates, donees, transferees, distributees and pledgees selling Common Shares received from the named Selling Shareholder after the date of this Prospectus.

     The securities covered by this Prospectus may be offered and sold at various times by the Selling Shareholder. The Selling Shareholder will act independently of us in making decisions with respect to the securities covered by this Prospectus and may offer these securities in one or more of the following transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions other than on such exchange or in the over-the-counter market;
•	in brokerage transactions;
•	in block trades;
•	through put or call options;
•	in privately negotiated transactions;
•	in connection with short sales;

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•	through underwriters, brokers or dealers (who may act as agent or principal);
•	by pledge to secure debts and other obligations;
•	in open market sales in reliance upon Rule 144 under the Securities Act of 1933;
•	in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or
•	in a combination of any of the above transactions.

     The Selling Shareholder may sell securities covered by this Prospectus at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Shareholder reserves the sole right to accept and, together with any agent of the Selling Shareholder, to reject in whole or in part any proposed purchase of its securities covered by this Prospectus.

     Securities covered by this Prospectus may be sold from time to time to purchasers directly by the Selling Shareholder or to or through underwriters, dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of securities for whom they may act as an agent (which compensation as to a particular broker-dealer might be in excess of customary commissions). These broker-dealers may act either as agent of the Selling Shareholder or as a principal for the broker-dealer’s own account. These transactions may include transactions in which the same broker-dealer acts as an agent on both sides of the trade. The Selling Shareholder and any dealers or agents that participate in the distribution of securities covered by this Prospectus may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, and any profit on the sale of securities covered by this Prospectus and any commissions received by any dealers or agents might be deemed to be underwriting commissions under the Securities Act of 1933.

     Because the Selling Shareholder may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act of 1933, the Selling Shareholder will be subject to the prospectus delivery requirements of the Securities Act of 1933. We have informed the Selling Shareholder that the anti-manipulation provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to its sales in the market. However, the registration of the securities registered by this Prospectus shall not be deemed an admission by the Selling Shareholder that it is or that anyone acting on its behalf is an “underwriter.”

     At a time any particular offer of securities covered by this Prospectus is made by the Selling Shareholder, a supplement to this Prospectus, if required, will be distributed setting forth its name and the names of any dealers or agents and any commissions and other terms constituting compensation from the Selling Shareholder and any other required information.

     Under an agreement with the Selling Shareholder, we will pay substantially all of the expenses incident to the registration of the resale of the securities covered by this Prospectus. Under an agreement entered into with the Selling Shareholder, the Selling Shareholder and any underwriter the Selling Shareholder may utilize will be indemnified by us against certain civil liabilities, including liabilities under the Securities Act of 1933.

EXPERTS

     The consolidated financial statements and schedules of Brandywine Realty Trust as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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     KPMG’s report dated February 26, 2003, except as to Notes 9, 12, 13 and 21 which are dated as of June 30, 2003, refers to the fact that effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” Also, KPMG’s report refers to the fact that effective January 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 145, “Rescission of No. 4, 44, and 64, Amendment of FASB No. 13, and Technical Corrections.”

LEGAL MATTERS

     The validity of the securities offered has been passed upon for us by Pepper Hamilton LLP, Philadelphia, Pennsylvania.

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PROSPECTUS

BRANDYWINE REALTY TRUST

4,875,000 Common Shares

[                           ], 2003

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by us or the Selling Shareholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Common Shares, in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in our affairs since the date hereof.

     The information in this Prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus dated October 24, 2003
Subject to Completion

BRANDYWINE REALTY TRUST

3,679,245 Common Shares of Beneficial Interest

     The person identified in this Prospectus, whom we refer to as the “Selling Shareholder,” may use this Prospectus to offer and sell up to 3,679,245 of our Common Shares of beneficial interest from time to time. We are registering these Common Shares for offer and sale as required under the terms of a registration rights agreement between the Selling Shareholder and us. Our registration of the offered Common Shares does not mean that the Selling Shareholder will offer or sell any of the Common Shares. We will receive no proceeds of any sales of the offered Common Shares by the Selling Shareholder, but we will incur expenses in connection with the offering.

     The Selling Shareholder may sell the offered Common Shares in public or private transactions, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices. The Selling Shareholder may sell the offered Common Shares directly or through agents or broker-dealers acting as principal or agent, or in a distribution by underwriters.

     Our Common Shares are listed on the New York Stock Exchange under the trading symbol “BDN.”

     To assist us in qualifying as a real estate investment trust for federal income tax purposes, our Declaration of Trust provides that, without an exemption, no shareholder or group of affiliated shareholders may own more than 9.8% in value of our outstanding Common Shares.

     Investing in the offered Common Shares involves risks. You should carefully read the risk factors described in this Prospectus and in our Annual Report on Form 10-K filed on March 27, 2003, which is incorporated by reference in this Prospectus.

_________________

     You should read this Prospectus, the documents that are incorporated by reference in this Prospectus and any Prospectus supplement carefully before you decide to invest. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of this document.

________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

     The date of this Prospectus is [           ], 2003.

RISK FACTORS	3

INFORMATION ABOUT US AND THE SELLING SHAREHOLDER	3

USE OF PROCEEDS	4

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST	5

PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST AND BYLAWS	9

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	12

SELLING SHAREHOLDER	12

PLAN OF DISTRIBUTION	13

EXPERTS	15

LEGAL MATTERS	15

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ABOUT THIS PROSPECTUS

     This Prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act of 1933. This Prospectus and any accompanying Prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, filed with the SEC. Statements contained in this Prospectus and any accompanying Prospectus supplement about the contents of any document are not necessarily complete. If SEC rules require that a document be filed as an exhibit to the registration statement, please see such document for a complete description of these matters. You should not assume that the information in this Prospectus or any Prospectus supplement is accurate as of any date other than the date on the front of each document.

     This Prospectus provides you with a general description of the offered Common Shares. Each time the Selling Shareholder sells any of the offered Common Shares to you, the Selling Shareholder will provide you with this Prospectus and a Prospectus supplement, if applicable, that will contain specific information about the terms of the offering. The Prospectus supplement also may add, update or change any information contained in this Prospectus. You should read both this Prospectus and any Prospectus supplement together with additional information described under the heading “Where You Can Find More Information” below.

     The registration statement of which this Prospectus is a part includes an additional Prospectus and serves to register an additional 4,875,000 of our Common Shares. The person identified as the selling shareholder in the additional Prospectus may use the additional Prospectus to offer and sell up to all of such additional Common Shares from time to time.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the SEC. You may read and copy materials that we have filed with the SEC, including the registration statement, at the following locations:

Public Reference Room 450 Fifth Street, N.W. Room 1024 Washington, D.C. 20549	New York Regional Office 233 Broadway New York, NY 10279	Chicago Regional Office Citicorp Center 500 West Madison Street Suite 1400 Chicago, IL 60661-2511

     You may obtain information on the operation of the SEC’s Public Reference Rooms by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, including Brandywine Realty Trust, that file electronically with the SEC. The address of that site is http://www.sec.gov. Further, you may inspect reports, proxy statements and other information concerning Brandywine Realty Trust at the offices of the New York Stock Exchange, which are located at 20 Broad Street, New York, New York 10005.

     The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Prospectus, and information we file later with the SEC will be deemed to automatically update and supersede this information. We incorporate by reference the documents listed below, which we have previously filed with the SEC and which are considered part of this Prospectus, and any future filings made with the SEC prior to the termination of this offering under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. We also incorporate by reference any filings made under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement and prior to effectiveness of the registration statement. These filings contain important information about us.

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Report Filed	Date of Filing
File No. 1-9106:
     Annual Report on Form 10-K for the year
          ended December 31, 2002
     Annual Report on Form 10-K/A-1 for the year
          ended December 31, 2002
     Quarterly Report on Form 10-Q for the quarter
          ended March 31, 2003
     Quarterly Report on Form 10-Q for the quarter
          ended June 30, 2003
     Current Report on Form 8-K
     Current Report on Form 8-K
     Current Report on Form 8-K
     Current Report on Form 8-K
     Current Report on Form 8-K
     Current Report on Form 8-K
     Current Report on Form 8-K
     Current Report on Form 8-K
     Current Report on Form 8-K
     Current Report on Form 8-K
Form 8-A	Filed on March 27, 2003

Filed on October 14, 2003

Filed on May 14, 2003

Filed on August 13, 2003

Filed on February 28, 2003
Filed on April 25, 2003
Filed on June 12, 2003
Filed on June 13, 2003
Filed on June 25, 2003
Filed on July 25, 2003
Filed on September 18, 2003
Filed on October 14, 2003
Filed on October 15, 2003
Filed on October 24, 2003
Filed October 14, 1997

     You can obtain copies of any of the documents incorporated by reference in this document from us or through the SEC or the SEC’s web site described above. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this Prospectus. You may obtain documents incorporated by reference in this document by writing us at the following address or calling us at the telephone number listed below:

BRANDYWINE REALTY TRUST
401 Plymouth Road
Suite 500
Plymouth Meeting, PA 19462
Attention: General Counsel
Telephone: (610) 325-5600

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FORWARD-LOOKING STATEMENTS

     Some of the information included or incorporated by reference in this Prospectus contains forward-looking statements, including statements that are not historical or factual. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and we are including this paragraph for purposes of complying with these safe harbor provisions. The forward-looking statements include statements regarding our intent, belief or expectations. You can identify these statements by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “should” and other comparable terms. In addition, we, through our senior management, from time to time make forward-looking oral and written public statements concerning our expected future operations and other developments.

     Although forward-looking statements reflect our good faith beliefs and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Actual results may differ materially from the expectations contained in the forward-looking statements as a result of various factors. Such factors include, but are not limited to, the risks identified under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2002.

RISK FACTORS

     You should carefully consider the “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 before deciding to invest in our Common Shares.

INFORMATION ABOUT US AND THE SELLING SHAREHOLDER

General

     We, Brandywine Realty Trust, were formed in 1986 as a Maryland real estate investment trust, or REIT. We are self-administered and self-managed and engage in acquiring, developing, redeveloping, leasing and managing office and industrial properties located predominantly in the Mid-Atlantic region. We operate in a manner intended to qualify as a REIT under the Internal Revenue Code.

     At September 30, 2003, we owned a portfolio of 207 office properties, 25 industrial facilities and one mixed-use property that contained an aggregate of approximately 16.0 million net rentable square feet. At September 30, 2003, we also owned approximately 425 acres of undeveloped land. In addition, at September 30, 2003, we held economic interests in 10 real estate ventures formed with third parties to develop commercial properties. We own all of our assets through our interest in Brandywine Operating Partnership, L.P. (the “Operating Partnership”).

     Our executive offices are located at 401 Plymouth Road, Plymouth Meeting, Pennsylvania 19462 and our telephone number is (610) 325-5600. We have an internet web address at http://www.brandywinerealty.com. Information included or referred to on our website is not a part of this prospectus.

Selling Shareholder

     In 1998 and 1999, the Operating Partnership issued 1,950,000 of its Series B Preferred Units of limited partnership interest to Commonwealth Atlantic Operating Properties Inc. (the “Selling Shareholder”) and certain of its affiliates in exchange for interests in real estate and real estate-related assets. As of the date of this Prospectus, the Selling Shareholder owns all of the Series B Preferred Units. Each Series B Preferred Unit has a stated value of $50.00 and is convertible into Class A Units at a conversion price of $28.00; provided that if the average market price of our Common Shares during the 60-trading day period ending on December 31, 2003 is $23.00 or lower, the conversion price declines to $26.50. Each Class A Unit may be tendered by the holder to the Operating Partnership for cash equal to the fair market value of a Common Share at the time of redemption. At our option, we may purchase the Class A Units for cash equal to the value of an equivalent number of Common Shares or we may redeem the Class A Units for an equivalent number of Common Shares and become the owner of the redeemed Class A Units.

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     We issued the Series B Units in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) of such statute. In the transaction, we agreed to file a registration statement with the SEC covering the resale of the Common Shares issuable to the Selling Shareholder upon the conversion of the Class A Units received upon conversion of the Series B Preferred Units, and to indemnify the Selling Shareholder against claims made against it arising out of, among other things, statements made in the registration statement. Accordingly, we are registering, and this Prospectus relates to, the offer and sale by the Selling Shareholder of the Common Shares to be received by the Selling Shareholder upon the conversion, in whole or in part, of the Series B Preferred Units into Class A Units and the conversion of the Class A Units into Common Shares. The registration of these securities does not necessarily mean that any of these securities will be offered or sold by the Selling Shareholder. We have agreed to pay all expenses of this registration.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of the Common Shares covered by this Prospectus. All of the net proceeds from the sale of the Common Shares will go to the Selling Shareholder.

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DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

     The following paragraphs summarize provisions of our shares of beneficial interest. This is a summary, and does not completely describe our shares of beneficial interest. For a complete description, we refer you to our Declaration of Trust and Bylaws.

General

     Our Declaration of Trust provides that we are authorized to issue up to 110,000,000 shares of beneficial interest, referred to in this Prospectus as Shares, consisting of 100,000,000 Common Shares and 10,000,000 Preferred Shares, par value $.01 per share. Of the Preferred Shares, 750,000 have been designated as 7.25% Series A Cumulative Convertible Preferred Shares and are referred to in this Prospectus as the Series A Preferred Shares. An additional 4,375,000 Preferred Shares have been designated as 8.75% Series B Senior Cumulative Convertible Preferred Shares and are referred to in this Prospectus as the Series B Preferred Shares. Our Declaration of Trust may generally be amended by our Board of Trustees, without shareholder approval, to increase or decrease the aggregate number of authorized Shares of any class except for the Series A Preferred Shares and Series B Preferred Shares. The authorized Common Shares and undesignated Preferred Shares are generally available for future issuance without further action by our shareholders, unless such action is required by applicable law, the rules of any stock exchange or automated quotation system on which our securities may be listed or traded or pursuant to the preferential rights of the Series A Preferred Shares or Series B Preferred Shares. Holders of Series A Preferred Shares and Series B Preferred Shares have the right to approve certain additional issuances of Preferred Shares, such as shares that would rank senior to the Series A or Series B Preferred Shares as to dividends or liquidation preference.

     Both Maryland statutory law governing real estate investment trusts organized under Maryland law (the “Maryland REIT Law”) and our Declaration of Trust provide that none of our shareholders will be personally liable, by reason of status as a shareholder, for any of our obligations. Our Bylaws further provide that we will indemnify any shareholder or former shareholder against any claim or liability to which such shareholder may become subject by reason of being or having been a shareholder, and that we shall reimburse each shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which he has been made a party by reason of status as such for all reasonable expenses incurred by him in connection with any such claim or liability.

     Our Declaration of Trust provides that, subject to the provisions of any class or series of Preferred Shares then outstanding and to the mandatory provisions of applicable law, our shareholders are entitled to vote only on the following matters: (i) election or removal of trustees; (ii) amendment of the Declaration of Trust (other than an amendment to increase or decrease the aggregate number of authorized Shares of any class); (iii) a determination by the Trust to invest in commodities contracts (other than interest rate futures intended to hedge us against interest rate risk), engage in securities trading (as compared to investment) activities or hold properties primarily for sale to customers in the ordinary course of business; and (iv) our merger with another entity. Except with respect to these matters, no action taken by our shareholders at any meeting shall in any way bind our Board of Trustees.

Transfer Agent and Registrar

     The transfer agent and registrar for the Common Shares is currently EquiServe.

Shares

     Common Shares of Beneficial Interest

     Each outstanding Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. There is no cumulative voting in the election of trustees. Subject to (i) the preferential rights of the Series A Preferred Shares and Series B Preferred Shares and (ii) such preferential rights as may be granted by our Board of Trustees in future issuances of additional series of Preferred Shares, holders of Common Shares are entitled to such distributions as may be authorized and declared from time to time by our Board of Trustees out of funds legally available therefor.

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     Holders of Common Shares have no conversion, exchange or redemption rights or preemptive rights to subscribe to any of our securities. All outstanding Common Shares are fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of our affairs, subject to (i) the preferential rights of the Series A Preferred Shares and Series B Preferred Shares and (ii) such preferential rights as may be granted by our Board of Trustees in connection with the future issuances of additional series of Preferred Shares, holders of Common Shares will be entitled to share ratably in any of our assets remaining after provision for payment of liabilities to creditors. All Common Shares have equal dividend, distribution, liquidation and other rights.

     Preferred Shares of Beneficial Interest

     The Preferred Shares authorized by our Declaration of Trust may be issued from time to time in one or more series. Prior to the issuance of Preferred Shares of each such series, our Board of Trustees is required by the Maryland REIT Law and our Declaration of Trust to set for each series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption, as are permitted by the Maryland REIT Law. These rights, powers, restrictions and limitations could include the right to receive specified distributions and payments on liquidation prior to any such payments being made to the holders of Common Shares. Under certain circumstances, the issuance of Preferred Shares could have the effect of delaying, deferring or preventing a change of control of the Company and may adversely affect the voting and other rights of the holders of Common Shares. See “Provisions of Maryland Law and of our Declaration of Trust and Bylaws – Control Share Acquisitions.”

     Classification or Reclassification of Preferred Shares

     Our Declaration of Trust authorizes the trustees to classify or reclassify, in one or more series, any unissued Preferred Shares by setting or changing the number of Preferred Shares constituting such series and the designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of such Preferred Shares.

     Series A Preferred Shares. We currently have 750,000 Series A Preferred Shares issued and outstanding. Each Series A Preferred Share has a stated value (the “Stated Value”) of $50.00 and is convertible into Common Shares at the option of the holder at a conversion price (the “Conversion Price”) of $28.00. The Conversion Price will be reduced to $26.50 if the average closing price of the Common Shares during the 60-trading day period ending on December 31, 2003 is $23.00 or lower. At any time that the average market price of the Common Shares is equal to or greater than 120% of the Conversion Price for 60 consecutive trading days, we have the right to redeem all or any part of the outstanding Series A Preferred Shares for an amount in cash equal to the aggregate Stated Value of the Series A Preferred Shares to be redeemed (plus accrued and unpaid distributions) or for a number of Common Shares equal to the aggregate Stated Value of the Series A Preferred Shares to be redeemed divided by the Conversion Price (plus accrued and unpaid distributions). In addition, at any time on or after January 2, 2004, we have the right to redeem all or any part of the outstanding Series A Preferred Shares for an amount in cash equal to the aggregate Stated Value of the Series A Preferred Shares to be redeemed (plus accrued and unpaid distributions) or, in the event that the average closing price of the Common Shares is equal to or greater than 110% of the Conversion Price for 60 consecutive trading days, for a number of Common Shares equal to the aggregate Stated Value of the Series A Preferred Shares to be redeemed divided by the Conversion Price (plus accrued and unpaid distributions). Each Series A Preferred Share accrues distributions, payable in cash and prior to the payment of any distribution on the Common Shares, in an amount equal to the greater of (i) $0.9063 per quarter (equivalent to $3.625 per annum) or (ii) the cash distributions paid or payable for the most recent quarter on the number of Common Shares into which a Series A Preferred Share is convertible. The holders of Series A Preferred Shares have no voting rights except (i) with respect to actions which would have a material and adverse effect on the rights of such holders and (ii) in the event quarterly distributions on the Series A Preferred Shares are in arrears for six or more quarters. In the event the quarterly distributions are so in arrears, the holders of the Series A Preferred Shares have the right, voting together as a single class with any other class of our Preferred Shares ranking on a parity with the Series A Preferred Shares, to elect two additional members to our Board of Trustees. In the event of any liquidation, dissolution or winding-up of our affairs, the holders of the Series A Preferred Shares are entitled to receive from our assets remaining after provision for payment of liabilities to creditors an amount equal to the aggregate Stated Value of the Series A Preferred Shares then outstanding together with any accrued and unpaid distributions thereon prior to the distribution of any such assets to the holders of the Common Shares.

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     Series B Preferred Shares. We currently have 4,375,000 Series B Preferred Shares issued and outstanding. Distributions on the Series B Preferred Shares are cumulative from the date of issuance and are payable quarterly at the greater of (i) $0.525 per share and (ii) the amount of the quarterly distribution payable on the number of Common Shares into which a Series B Preferred Share is convertible. The Series B Preferred Shares rank pari passu as to distributions with the Series A Preferred Shares. We may not pay distributions on the Common Shares, or other shares that rank junior to the Series B Preferred Shares as to distributions, until we have paid distributions on the Series B Preferred Shares. A holder of a Series B Preferred Share may convert the share into one Common Share at a conversion price of $24.00 per Common Share. The liquidation value of each Series B Preferred Share equals $24.00 plus accrued and unpaid distributions. The Series B Preferred Shares rank pari passu upon liquidation with the Series A Preferred Shares. At any time on or after April 19, 2004, we may require the conversion of the Series B Preferred Shares into Common Shares if the Common Shares have traded, during any consecutive 90-day period following such date, at a price in excess of 130% of the conversion price and the Common Shares to be issued are freely transferable and listed on the New York Stock Exchange. We may redeem all of the outstanding Series B Preferred Shares at any time on or after April 19, 2007 for $24 per share plus accrued and unpaid distributions. If we experience a change of control, become closely-held or a pension-held REIT, or fail to qualify as a REIT, other than through action of Five Arrows Realty Securities III L.L.C., Five Arrows may require us to purchase the outstanding Series B Preferred Shares for $24.48 per share plus accrued and unpaid distributions. Under certain circumstances, we may, in lieu of making such payment, revise the conversion ratio so that, based on the then-current market price of the Common Shares, each Series B Preferred Share will thereafter be convertible into that number of Common Shares having an aggregate market value equal to at least $28.80. In certain transactions involving a merger or consolidation as to which holders of Series B Preferred Shares have a separate voting right, holders who do not vote in favor of the transaction may require us to redeem their shares for $24.96 per share plus accrued and unpaid distributions. Five Arrows has the right to vote on all matters as a single class with holders of Common Shares, and as a separate class on certain matters affecting the rights of the Series B Preferred Shares. So long as Five Arrows beneficially owns at least 50% of the outstanding Series B Preferred Shares, Five Arrows may appoint one trustee to our Board of Trustees. If we (i) fail to pay distributions on Common Shares equal to at least $0.32 for two consecutive quarters, (ii) reduce the annual distribution on our Common Shares to below $1.28 per share, (iii) fail to pay timely distributions on the Series B Preferred Shares, (iv) are in material default of our credit facility or (v) fail to maintain a debt service coverage ratio of at least 1.25 or a debt to market capitalization ratio no higher .70, then Five Arrows will have the right to appoint a second trustee to our Board.

Restrictions on Transfer

     For us to qualify as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding Shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Internal Revenue Code to include certain entities such as qualified pension plans) during the last half of a taxable year and Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (or during a proportionate part of a shorter taxable year).

     Because our Board of Trustees believes it is at present important for us to continue to qualify as a REIT, our Declaration of Trust, subject to certain exceptions, contains provisions that restrict the number of Shares that a person may own and that are designed to safeguard us against an inadvertent loss of REIT status. In order to prevent any shareholder from owning Shares in an amount that would cause more than 50% in value of the outstanding Shares to be held by five or fewer individuals, our Board of Trustees, pursuant to authority granted in our Declaration of Trust, has passed a resolution that, subject to certain exceptions, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value of the outstanding Shares. This limitation is referred to in this Prospectus as the Ownership Limit. Our Board of Trustees, subject to limitations, retains the authority to effect additional increases to, or establish exemptions from, the Ownership Limit. Our Board of Trustees, pursuant to authority granted in our Declaration of Trust, has passed resolutions that exempt the initial holders of the Series A Preferred Shares and Series B Preferred Shares and Cohen & Steers Capital Management, Inc. and related persons from the Ownership Limit, on the condition that, and for so long as, such holders comply with certain representations, warranties and agreements intended to ensure that no direct or indirect owner of any of such holders owns more than 9.8% in value of the outstanding Shares.

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     In addition, pursuant to our Declaration of Trust, no purported transfer of Shares may be given effect if it would result in ownership of all of the outstanding Shares by fewer than 100 persons (determined without any reference to the rules of attribution) or result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code. These restrictions are referred to in this Prospectus as the Ownership Restrictions. In the event of a purported transfer or other event that would, if effective, result in the ownership of Shares in violation of the Ownership Limit or the Ownership Restrictions, such transfer would be deemed void and such Shares automatically would be exchanged for “Excess Shares” authorized by our Declaration of Trust, according to rules set forth in our Declaration of Trust, to the extent necessary to ensure that the purported transfer or other event does not result in the ownership of Shares in violation of the Ownership Limit or the Ownership Restrictions.

     Holders of Excess Shares are not entitled to voting rights (except to the extent required by law), dividends or distributions. If, after the purported transfer or other event resulting in an exchange of Shares for Excess Shares and prior to the discovery by us of such exchange, dividends or distributions are paid with respect to Shares that were exchanged for Excess Shares, then such dividends or distributions would be repayable to us upon demand. While outstanding, Excess Shares would be held in trust by us for the benefit of the ultimate transferee of an interest in such trust, as described below. While Excess Shares are held in trust, an interest in that trust may be transferred by the purported transferee or other purported holder with respect to such Excess Shares only to a person whose ownership of the Shares would not violate the Ownership Limit or the Ownership Restrictions, at which time the Excess Shares would be exchanged automatically for Shares of the same type and class as the Shares for which the Excess Shares were originally exchanged. Our Declaration of Trust contains provisions that are designed to ensure that the purported transferee or other purported holder of the Excess Shares may not receive in return for such a transfer an amount that reflects any appreciation in the Shares for which such Excess Shares were exchanged during the period that such Excess Shares were outstanding. Any amount received by a purported transferee or other purported holder in excess of the amount permitted to be received would be required to be turned over to us.

     Our Declaration of Trust also provides that Excess Shares shall be deemed to have been offered for sale to us, or our designee, which shall have the right to accept such offer for a period of 90 days after the later of: (i) the date of the purported transfer or event which resulted in an exchange of Shares for such Excess Shares; and (ii) the date our Board of Trustees determines that a purported transfer or other event resulting in an exchange of Shares for such Excess Shares has occurred if we do not receive notice of any such transfer. The price at which we may purchase such Excess Shares would be equal to the lesser of: (i) in the case of Excess Shares resulting from a purported transfer for value, the price per share in the purported transfer that caused the automatic exchange for such Excess Shares or, in the case of Excess Shares resulting from some other event, the market price of such Shares on the date of the automatic exchange for Excess Shares; or (ii) the market price of such Shares on the date that we accept the Excess Shares. Any dividend or distribution paid to a proposed transferee on Excess Shares prior to the discovery by us that such Shares have been transferred in violation of the provisions of our Declaration of Trust shall be repaid to us upon our demand. If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any Excess Shares may be deemed, at our option, to have acted as our agent and on our behalf in acquiring or holding such Excess Shares and to hold such Excess Shares on our behalf.

     Our trustees may waive the Ownership Restrictions if evidence satisfactory to the trustees and our tax counsel or tax accountants is presented showing that such waiver will not jeopardize our status as a REIT under the Internal Revenue Code. As a condition of such waiver, our trustees may require that an intended transferee give written notice to us, furnish such undertakings, agreements and information as may be required by our trustees and/or an undertaking from the applicant with respect to preserving our status. Any transfer of Shares, or any security convertible into Shares that would create a direct or indirect ownership of Shares in excess of the Ownership Limit or result in the violation of the Ownership Restrictions, will be void with respect to the intended transferee and will result in Excess Shares as described above.

     Neither the Ownership Restrictions nor the Ownership Limit will be removed automatically even if the REIT provisions of the Internal Revenue Code are changed so as no longer to contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as described above, any change in the Ownership Restrictions would require an amendment to our Declaration of the Trust. Amendments to our Declaration of Trust generally require the affirmative vote of holders owning not less than a majority of the outstanding Shares entitled to vote thereon. In addition to preserving our status as a REIT, the Ownership Restrictions and the Ownership Limit may have the effect of precluding an acquisition of control of us without the approval of our Board of Trustees.

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     All persons who own, directly or by virtue of the applicable attribution provisions of the Internal Revenue Code, more than 4.0% of the value of any class of outstanding Shares, must file an affidavit with us containing the information specified in our Declaration of Trust by January 31 of each year. In addition, each shareholder shall upon demand be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of Shares as our trustees deem necessary to comply with the provisions of the Internal Revenue Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     The Ownership Limit could have the effect of delaying, deferring or preventing a transaction or a change in our control that might involve a premium price for the Common Shares or otherwise be in the best interest of our shareholders.

     All certificates representing Shares that are hereafter issued will bear a legend referring to the restrictions and limitations described above.

PROVISIONS OF MARYLAND LAW AND OF
OUR DECLARATION OF TRUST AND BYLAWS

     The following paragraphs summarize provisions of Maryland law, our Declaration of Trust and our Bylaws. These paragraphs are a summary, and do not completely describe Maryland law, our Declaration of Trust or our Bylaws. For a complete description, we refer you to the Maryland statutes applicable to REITs, our Declaration of Trust and our Bylaws.

Duration

     Under our Declaration of Trust, we have a perpetual term of existence and will continue perpetually subject to the authority of our Board of Trustees to terminate our existence and liquidate our assets and subject to termination pursuant to the Maryland REIT Law.

Board of Trustees

     Our Declaration of Trust provides that the number of our trustees shall not be less than three nor more than 15. Any vacancy, including a vacancy created by an increase in the number of trustees, may be filled by a majority of our trustees.

     Our trustees generally will each serve for a one-year term. In connection with a transaction that included issuance of the Series B Preferred Units, we granted to an affiliate of the Selling Shareholder the right to designate an individual for election to the Board. We have also granted to the holders of Series B Preferred Shares a right to elect a trustee as well as the right to elect an additional trustee if we fail to comply with certain agreements. See “Description of Shares of Beneficial Interest – Preferred Shares of Beneficial Interest – Series B Preferred Shares.”

     Our Declaration of Trust generally provides that a trustee may be removed from office only at a meeting of shareholders. However, a trustee elected solely by holders of a series of Preferred Shares may be removed only by the affirmative vote of a majority of the Preferred Shares of that series voting as a single class.

Business Combinations

     Under Maryland law, as applicable to Maryland real estate investment trusts, certain “business combinations” (including certain mergers, consolidations, share exchanges, or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland real estate investment trust and an “interested shareholder” or an affiliate of the interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. An interested shareholder includes a person who beneficially owns, and an affiliate or associate (as defined under Maryland law) of the trust who, at any time during the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the trust’s then outstanding voting shares. Thereafter, any such business combination must be recommended by the trustees of such trust and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust, voting together as a single voting group; and

•	two-thirds of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or by the interested shareholder’s affiliates or associates, voting together as a single voting group.

     These super-majority voting requirements do not apply if the trust’s common shareholders receive a minimum price (as defined under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. These provisions also do not apply to business combinations that are approved or exempted by the Board of Trustees of the trust prior to the time that the interested shareholder becomes an interested shareholder. An amendment to a Maryland REIT’s declaration of trust electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust, voting together as a single voting group, and two-thirds of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest other than shares of beneficial interest held by interested shareholders. Any such amendment shall not be effective until 18 months after the vote of shareholders and does not apply to any business combination of the trust with an interested shareholder that has such status on the date of the shareholder vote. Our Board of Trustees has previously exempted any business combinations involving Safeguard Scientifics, Inc., Pennsylvania State Employees’ Retirement System, LF Strategic Realty Investors L.P., Morgan Stanley Asset Management Inc., Five Arrows Realty Securities III L.L.C. and Gerard H. Sweeney and their respective affiliates and associates from the business combination provisions summarized above and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any of them.

     The business combination statute could have the effect of delaying, deferring or preventing offers to acquire us and of increasing the difficulty of consummating any such transaction.

Control Share Acquisitions

     Under Maryland law, as applicable to Maryland real estate investment trusts, “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter by shareholders, excluding shares owned by the acquiror, by officers or by trustees who are employees of the trust in question. “Control shares” are voting shares of beneficial interest which, if aggregated with all other shares previously acquired by such acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise the voting power in the election of trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

     Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the trust’s board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

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     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

     Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Amendment to the Declaration of Trust

     Our Declaration of Trust may be amended only by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon, except for the provisions of our Declaration of Trust relating to (i) increases or decreases in the aggregate number of Shares of any class (other than the Series A Preferred Shares and Series B Preferred Shares), which may generally be made by our Board of Trustees without shareholder approval and (ii) the Maryland General Corporation Law provisions on business combinations, amendment of which requires the affirmative vote of the holders of not less than 80% of the Shares then outstanding and entitled to vote. In addition, if our Board of Trustees determines, with the advice of counsel, that any one or more of the provisions of our Declaration of Trust conflict with the Maryland REIT Law, the Internal Revenue Code or other applicable Federal or state law(s), the conflicting provisions of our Declaration of Trust shall be deemed never to have constituted a part of our Declaration of Trust, even without any amendment thereof.

Termination of the Company and REIT Status

     Subject to the rights of any outstanding Preferred Shares and to the provisions of the Maryland REIT Law, our Declaration of Trust permits our Board of Trustees to terminate our existence and to discontinue our election to be taxed as a REIT.

Transactions Between the Company and its Trustee or Officers

     Our Declaration of Trust provides that any contract or transaction between us and one or more of our trustees, officers, employees or agents must be approved by a majority of our trustees who have no interest in the contract or transaction.

Limitation of Liability and Indemnification

     The Maryland REIT Law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages. However, a Maryland real estate investment trust may not eliminate liability resulting from actual receipt of an improper benefit or profit in money, property or services. Also, liability resulting from active and deliberate dishonesty may not be eliminated if a final judgment establishes that the dishonesty is material to the cause of action. Our Declaration of Trust contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

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     Our Bylaws require us to indemnify, without requiring a preliminary determination of the ultimate entitlement to indemnification, (a) any present or former trustee, officer or shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding; (b) any present or former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful; and (c) each shareholder or former shareholder against any claim or liability to which he may be subject by reason of such status as a shareholder or former shareholder. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that the act or omission was material to the matter and was committed in bad faith, the result of active and deliberate dishonesty or a personal benefit was improperly received, or, if in a criminal proceeding, there was reasonable cause to believe the act or omission was unlawful. In addition, our Bylaws require us to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee, officer or shareholder made a party to a proceeding by reason of his status as a trustee, officer or shareholder provided that, in the case of a trustee or officer, we shall have received (i) a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for our indemnification as authorized by the Bylaws and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the applicable standard of conduct was not met. Our Bylaws also (i) permit us, with the approval of our trustees, to provide indemnification and payment or reimbursement of expenses to a present or former trustee, officer or shareholder who served our predecessor in such capacity, and to any of our employees or agents or our predecessors, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted by our Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the Maryland General Corporation Law for directors of Maryland corporations and (iii) permit us to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the Maryland General Corporation Law for directors of Maryland corporations.

     The limited partnership agreement of the Operating Partnership also provides for indemnification by the Operating Partnership of us, as general partner, and our trustees and officers for any costs, expenses or liabilities incurred by us or them by reason of any act performed by us or them for or on behalf of the Operating Partnership or us; provided that such person’s actions were taken in good faith and in the belief that such conduct was in the best interests of the Operating Partnership and that such person was not guilty of fraud, willful misconduct or gross negligence.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our trustees and officers pursuant to the foregoing provisions or otherwise, we have been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Declaration of Trust and Bylaws contain provisions to indemnify our trustees and officers against liability incurred by them as a result of their services as trustees and officers. We have been informed that in the opinion of the Securities and Exchange Commission, our indemnification of our trustees, officers or controlling persons for liabilities arising under the Securities Act of 1933, as amended, is against public policy as expressed in the Securities Act, and therefore is unenforceable.

SELLING SHAREHOLDER

Common Shares

     Pursuant to the terms of a Registration Rights Agreement (a copy of which is attached as Exhibit 10.4 to our Quarterly Report on Form 10-Q filed with the SEC on August 13, 1998) we are registering 3,679,245 Common Shares for resale by the Selling Shareholder if and to the extent the Selling Shareholder elects to convert all or a portion of its Series B Preferred Units into Class A Units and such Class A Units are subsequently redeemed for Common Shares. Following an issuance of Common Shares upon redemption of Class A Units, the Selling Shareholder may resell the Common Shares as provided under the section of this Prospectus entitled “Plan of Distribution” and in any applicable Prospectus supplement.

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     The following table provides the name of, and the number of Common Shares beneficially owned by, the Selling Shareholder as of October 1, 2003. Since the Selling Shareholder may sell all, some or none of its Common Shares, no estimate can be made of the aggregate number of Common Shares that are to be offered and sold hereunder or that will be owned by the Selling Shareholder upon completion of the offering to which this Prospectus relates.

Name	Number of Common Shares Beneficially Owned Prior to Offering		Number of Common Shares Offered Hereby	Number of Common Shares Beneficially Owned After the Offering	Percentage of Common Shares Beneficially Owned After the Offering

Commonwealth Atlantic Operating Properties Inc. (1)	3,679,245	(2)	3,679,245	0	0%

(1)	Commonwealth Atlantic Properties Inc. owns, directly and indirectly, all of the common shares of Commonwealth Atlantic Operating Properties Inc. LF Strategic Realty Investors L.P. and Commonwealth Atlantic Properties Investors Trust together own all of the common shares of Commonwealth Atlantic Properties Inc. LF Strategic Realty Investors L.P. owns all of the common shares of Commonwealth Atlantic Properties Investors Trust. Lazard Fréres Real Estate Investors L.L.C. is the general partner of LF Strategic Realty Investors L.P. The address of each of these entities is 30 Rockefeller Plaza, 50th Floor, New York, NY 10020.

(2)	Assumes that all of the Series B Preferred Units are converted into Class A Units at a conversion price per share of $26.50, and that all of the Class A Units are redeemed for Common Shares.

PLAN OF DISTRIBUTION

     This Prospectus relates to the offer and sale from time to time of up to 3,679,245 Common Shares that may be issued to the Selling Shareholder upon conversion of Series B Preferred Units into Class A Units, and upon redemption of the Class A Units for Common Shares. We are registering the offer and sale of the Common Shares by the Selling Shareholder, but the registration of these Common Shares does not necessarily mean that any or all of such Common Shares will be offered or sold by the Selling Shareholder.

     We will not receive any proceeds from the sale of the Common Shares by the Selling Shareholder. “Selling Shareholder” includes affiliates, donees, transferees, distributees, and pledgees selling Common Shares received from the named Selling Shareholder after the date of this Prospectus.

     The securities covered by this Prospectus may be offered and sold at various times by the Selling Shareholder. The Selling Shareholder will act independently of us in making decisions with respect to the securities covered by this Prospectus and may offer these securities in one or more of the following transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on such exchange or in the over-the-counter market;

•	in brokerage transactions;

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•	in block trades;

•	through put or call options;

•	in privately negotiated transactions;

•	in connection with short sales;

•	through underwriters, brokers or dealers (who may act as agent or principal);

•	by pledge to secure debts and other obligations;

•	in open market sales in reliance upon Rule 144 under the Securities Act of 1933;

•	in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

•	in a combination of any of the above transactions.

     The Selling Shareholder may sell securities covered by this Prospectus at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Shareholder reserves the sole right to accept and, together with any agent of the Selling Shareholder, to reject in whole or in part any proposed purchase of its securities covered by this Prospectus.

     Securities covered by this Prospectus may be sold from time to time to purchasers directly by the Selling Shareholder or to or through underwriters, dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of securities for whom they may act as an agent (which compensation as to a particular broker-dealer might be in excess of customary commissions). These broker-dealers may act either as agent of the Selling Shareholder or as a principal for the broker-dealer’s own account. These transactions may include transactions in which the same broker-dealer acts as an agent on both sides of the trade. The Selling Shareholder and any dealers or agents that participate in the distribution of securities covered by this Prospectus may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, and any profit on the sale of securities covered by this Prospectus and any commissions received by any dealers or agents might be deemed to be underwriting commissions under the Securities Act of 1933.

     Because the Selling Shareholder may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act of 1933, the Selling Shareholder will be subject to the prospectus delivery requirements of the Securities Act of 1933. We have informed the Selling Shareholder that the anti-manipulation provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to its sales in the market. However, the registration of the securities registered by this Prospectus shall not be deemed an admission by the Selling Shareholder that it is or that anyone acting on its behalf is an “underwriter.”

     At a time any particular offer of securities covered by this Prospectus is made by the Selling Shareholder, a supplement to this Prospectus, if required, will be distributed setting forth its name and the names of any dealers or agents and any commissions and other terms constituting compensation from the Selling Shareholder and any other required information.

     Under an agreement with the Selling Shareholder, we will pay substantially all of the expenses incident to the registration of the resale of the securities covered by this Prospectus. Under an agreement entered into with the Selling Shareholder, the Selling Shareholder and any underwriter the Selling Shareholder may utilize will be indemnified by us against certain civil liabilities, including liabilities under the Securities Act of 1933.

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EXPERTS

     The consolidated financial statements and schedules of Brandywine Realty Trust as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     KPMG’s report dated February 26, 2003, except as to Notes 9, 12, 13 and 21 which are dated as of June 30, 2003, refers to the fact that effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” Also, KPMG’s report refers to the fact that effective January 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 145, “Rescission of No. 4, 44, and 64, Amendment of FASB No. 13, and Technical Corrections.”

LEGAL MATTERS

     The validity of the securities offered has been passed upon for us by Pepper Hamilton LLP, Philadelphia, Pennsylvania.

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PROSPECTUS

BRANDYWINE REALTY TRUST

3,679,245 Common Shares

[              ], 2003

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by us or the Selling Shareholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Common Shares, in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in our affairs since the date hereof.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses for the distribution of the securities being registered. Such costs and expenses do not include amounts that may be incurred upon the issuance of certain types of securities registered hereunder.

SEC Registration Fee	$17,595
Printing and Duplicating Expenses	5,000
Legal Fees and Expenses (other than Blue Sky fees)	25,000
Accounting Fees and Expenses	15,000
Miscellaneous	10,000

Total	$72,595

Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Maryland REIT Law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our Declaration of Trust contains a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

     Our Bylaws require us to indemnify, without a preliminary determination of the ultimate entitlement to indemnification, (a) any present or former trustee, officer or shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding; (b) any present or former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful; and (c) each shareholder or former shareholder against any claim or liability to which he may be subject by reason of such status as a shareholder or former shareholder. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that the act or omission was material to the matter and was committed in bad faith, the result of active and deliberate dishonesty or a personal benefit was improperly received, or, if in a criminal proceeding, there was reasonable cause to believe the act or omission was unlawful. In addition, our Bylaws require us to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee, officer or shareholder made a party to a proceeding by reason of his status as a trustee, officer or shareholder provided that, in the case of a trustee or officer, we shall have received (i) a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by us as authorized by the Bylaws and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the applicable standard of conduct was not met. Our Bylaws also (i) permit us, with the approval of our trustees, to provide indemnification and payment or reimbursement of expenses to a present or former trustee, officer or shareholder who served our predecessor in such capacity, and to any of our employees or agents of our predecessor, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted by our Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the Maryland General Corporation Law for directors of Maryland corporations and (iii) permit us to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the Maryland General Corporation Law for directors of Maryland corporations.

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     The limited partnership agreement of Brandywine Operating Partnership, L.P., referred to in this Prospectus as the Operating Partnership, also provides for indemnification by the Operating Partnership of us and our trustees and officers for any costs, expenses or liabilities incurred by them by reason of any act performed by them for or on behalf of the Operating Partnership or us; provided that such person’s conduct was taken in good faith and in the belief that such conduct was in the best interests of the Operating Partnership and that such person was not guilty of fraud, willful misconduct or gross negligence.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees and officers of the Trust pursuant to the foregoing provisions or otherwise, we have been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

Item 16. EXHIBITS

3.1	—	Amended and Restated Declaration of Trust of the Company (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated June 9, 1997)

3.2	—	Articles of Amendment to Declaration of Trust of the Company (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 10, 1997)

3.3	—	Articles of Amendment to Declaration of Trust of the Company (No. 2) (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated June 3, 1998)

3.4	—	Articles Supplementary (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated October 13, 1998)

3.5	—	Articles of Amendment to Declaration of Trust of the Company (Incorporated by reference to Exhibit 3.1.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998)

3.6	—	Articles Supplementary (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated April 26, 1999)

3.7	—	Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated October 14, 2003).

*5.1	—	Opinion of Pepper Hamilton LLP regarding the validity of securities being registered

*8.1	—	Opinion of Pepper Hamilton LLP regarding tax matters

10.1	—	Operating Agreement between the Company and Five Arrows Realty Securities III L.L.C. (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated April 26, 1999)

10.2	—	Registration Rights Agreement among the Company, the Operating Partnership and others (Incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed August 13, 1998)

23.1	—	Consent of KPMG LLP

*23.2	—	Consent of Pepper Hamilton LLP (contained in Exhibit 5.1)

*23.3	—	Consent of Pepper Hamilton LLP regarding opinion as to tax matters (contained in Exhibit 8.1)

*24	—	Power of Attorney (included on signature page to this Registration Statement)

__________

* Previously filed as an exhibit to this Registration Statement.

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Item 17. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the Prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on October 24, 2003.

BRANDYWINE REALTY TRUST

By:	/s/ Gerard H. Sweeney

Gerard H. Sweeney
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gerard H. Sweeney his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on October 24, 2003, in the capacities indicated.

	Signature	Title

	*	Chairman of the Board of Trustees

Anthony A. Nichols, Sr.

	/s/ Gerard H. Sweeney	President, Chief Executive Officer and trustee (Principal Executive Officer)

Gerard H. Sweeney

	/s/ Christopher P. Marr	Sr. Vice President and Chief Financial Officer (Principal Financial Officer)

Christopher P. Marr

	/s/ Bradley W. Harris	Vice President and Chief Accounting Officer (Principal Accounting Officer)

Bradley W. Harris

	*	Trustee

D. Pike Aloian

	*	Trustee

Donald E. Axinn

	*	Trustee

Walter D’Alessio

	*	Trustee

Robert C. Larson

	*	Trustee

Charles P. Pizzi

*By:	/s/ Gerard H. Sweeney

Gerard H. Sweeney Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1*	Opinion of Pepper Hamilton LLP
8.1*	Opinion of Pepper Hamilton LLP
23.1	Consent of KPMG LLP

__________

* Previously filed.